UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 1, 2011

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34757 (Commission File No.)	27-2166630 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of the Stockholders (the “Annual Meeting”) of Spectrum Brands Holdings, Inc. (the “Company”) held on March 1, 2011, the Company’s stockholders approved the adoption of the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (the “2011 Plan”) pursuant to which incentive compensation and performance compensation awards may be provided to employees, directors, officers and consultants of the Company or of its subsidiaries or their respective affiliates.  The Plan authorizes the issuance of up to 4,625,676 shares of common stock, par value $0.01 per share, of the Company.  A description of the material terms of the 2011 Plan and the text of the 2011 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A (“Proxy Statement”), filed with the Securities and Exchange Commission on January 28, 2011 (File No. 001-34757).

The description of the 2011 Plan above and the portions of the Proxy Statement containing a description of the 2011 Plan are qualified in their entirety by reference to the full text of the 2011 Plan.

Item 5.07.                       Submission of Matters to a Vote of Security Holders.

As described in Item 5.02 above, the Company held the Annual Meeting on March 1, 2011.  Only holders of the Company’s common stock at the close of business on January 24, 2011 (the “Record Date”) were entitled to vote at the Annual Meeting.  As of the Record Date, there were 50,942,471 shares of common stock entitled to vote. A total of 50,171,639 shares of common stock (98.49%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on the six proposals at the Annual Meeting.  The proposals are described in detail in the Proxy Statement dated January 28, 2011.  The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected four directors to the Board to serve for a three year term until the 2014 annual meeting of stockholders.  The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
Kenneth C. Ambrecht	49,386,126	365,493	420,020
Eugene I. Davis	44,152,302	5,599,317	420,020
David R. Lumley	49,391,113	360,506	420,020
Robin Roger	44,561,359	5,190,260	420,020

Proposal 2: The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ended September 30, 2011.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
50,115,471	56,168	--	--

Proposal 3: The Company’s stockholders approved the advisory vote on executive compensation.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
49,740,228	6,474	4,917	420,020

Proposal 4: The Company’s stockholders indicated their preference, on an advisory basis, that the advisory vote on executive compensation be held “every three years.”  The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
6,921,518	1,334	42,825,784	2,983	420,020

Proposal 5: The Company’s stockholders approved incentive compensation arrangements of certain of our key executive officers.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
49,740,454	9,468	1,697	420,020

Proposal 6: As described in Item 5.02 above, the Company’s stockholders approved the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
47,971,504	1,778,034	2,081	420,020

On March 2, 2011, the Company issued a press release (the “Press Release”) discussing the results of the Company's stockholders vote at the Annual Meeting. A copy of the Press Release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS, INC.

By:	/s/ Nathan Fagre
Name: Nathan Fagre
Title: Secretary and General Counsel

Dated:  March 2, 2011